Exhibit 99.1

HubSpot Reports Q2 2018 Results

CAMBRIDGE, MA (August 1, 2018) — HubSpot, Inc. (NYSE: HUBS), a leading growth platform, today announced financial results for the second quarter ended June 30, 2018.

Financial Highlights:

Revenue

•	Total revenue was $122.6 million, up 38% compared to the second quarter of 2017.

•	Subscription revenue was $116.6 million, up 38% compared to the second quarter of 2017.

•	Professional services and other revenue was $6.0 million, up 27% compared to the second quarter of 2017.

Operating Income (Loss)

•	GAAP operating margin was (11.5%) for the quarter, compared to (11.9%) in the second quarter of 2017.

•	Non-GAAP operating margin was 5.3% for the quarter, an improvement of approximately 2.6 percentage points from 2.7% in the second quarter of 2017.

•	GAAP operating loss was ($14.1) million for the quarter, compared to ($10.6) million in the second quarter of 2017.

•

Non-GAAP operating income was $6.5 million for the quarter, compared to $2.4 million in the second quarter of 2017. Non-GAAP operating income and margin excludes stock-based compensation expense, amortization of acquired intangible assets, and acquisition related expenses.

Net Income (Loss)

•	GAAP net loss was ($18.2) million, or ($0.48) per basic and diluted share for the quarter, compared to ($9.5) million, or ($0.26) per basic and diluted share, in the second quarter of 2017.

•

Non-GAAP net income was $7.4 million, or $0.19 per basic and $0.18 per diluted share for the quarter, compared to $2.6 million, or $0.07 per basic and diluted share, in the second quarter of 2017. Non-GAAP net income per share excludes stock-based compensation expense, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for amortization of debt discount and debt issuance costs, and the deferred income tax benefit from convertible notes.

•	Second quarter weighted average basic and diluted shares outstanding for GAAP net loss per share was 38.4 million, compared to 36.7 million basic and diluted shares in the second quarter of 2017.

•

Second quarter weighted average basic and diluted shares outstanding for non-GAAP net income per share was 38.4 million and 41.8 million respectively, compared to 36.7 million and 39.2 million, respectively, in the second quarter of 2017.

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Balance Sheet and Cash Flow

•	The company’s cash, cash equivalents and investments balance was $566.6 million as of June 30, 2018.

•	During the second quarter, the company generated $5.2 million of free cash flow compared to $1.8 million during the second quarter of 2017.

Additional Recent Business Highlights

•	Grew total customers to 48,091 at June 30, 2018, up 40% from June 30, 2017.

•	Total average subscription revenue per customer was $10,004 during the second quarter of 2018 down 2% compared to the second quarter of 2017.

“Q2 was another strong quarter for HubSpot and I’m really pleased with our results,” said Brian Halligan, co-founder and CEO. “We’re starting to see the fruits of our investment in R&D and we’re excited about the progress we’ve made towards building out our suite of products. We also added a great new CFO in Kate Bueker. I’ve never been more excited about the future of HubSpot.”

Business Outlook

Based on information available as of August 1, 2018, HubSpot is issuing guidance for the third quarter of 2018 and raising guidance for full year 2018 as indicated below.

Third Quarter 2018:

•	Total revenue is expected to be in the range of $125.6 million to $126.6 million.

•

Non-GAAP operating income is expected to be in the range of $1.0 million to $2.0 million. This excludes stock-based compensation expense of approximately $19.2 million, amortization of acquired intangible assets of approximately $500 thousand, and acquisition related expenses of approximately $800 thousand.

•

Non-GAAP net income per common share is expected to be in the range of $0.03 to $0.05. This excludes stock-based compensation expense of approximately $19.2 million, amortization of acquired intangible assets of approximately $500 thousand, acquisition related expenses of approximately $800 thousand, and non-cash interest expense for the amortization of debt discount and debt issuance costs of approximately $5.1 million. This assumes approximately 43.1 million weighted average diluted shares outstanding.

Full Year 2018:

•	Total revenue is expected to be in the range of $496.8 million to $498.8 million, up from our previously guided range of $489 million to $492 million.

•

Non-GAAP operating income is expected to in be in the range of $24.3 million to $26.3 million, up from our previously guided range of $22 million to $25 million. This excludes stock-based compensation expense of approximately $75 million, amortization of acquired intangible assets of approximately $1.4 million, and acquisition related expenses of approximately $2.7 million.

•

Non-GAAP net income per common share is expected to be in the range of $0.63 to $0.67, up from our previously guided range of $0.59 to $0.65. This excludes stock-based compensation expense of approximately $75 million, amortization of acquired intangible assets of approximately $1.4 million, acquisition related expenses of approximately $2.7 million, and non-cash interest expense for the amortization of debt discount and debt issuance costs of approximately $20.3 million. This assumes approximately 42.5 million weighted average diluted shares outstanding.

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HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, acquisition-related expenses, and non-cash interest expense for amortization of debt discount and debt issuance costs in future periods assume, among other things, the occurrence of no additional acquisitions, investments or restructurings, and no further revisions to stock-based compensation and related expenses.

Conference Call Information

HubSpot will host a conference call on Wednesday, August 1, 2018 at 4:30 p.m. Eastern Time (ET) to discuss the company’s second quarter financial results and its business outlook. To access this call, dial (866) 393-4306 (domestic) or (734) 385-2616 (international). The conference ID is 8395876. Additionally, a live webcast of the conference call will be available in the “Investors” section of HubSpot’s website at www.hubspot.com.

Following the conference call, a replay will be available at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 8395876. An archived webcast of this conference call will also be available in the “Investors” section of HubSpot’s website at www.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot

HubSpot is a leading growth platform. Over 48,000 total customers in over 100 countries use HubSpot’s award-winning software, services, and support to create an inbound experience that will attract, engage, and delight customers. Learn more at www.hubspot.com.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP operating income (loss), operating margin, subscription margin, expense, expense as a percentage of revenue, net income (loss), and free cash flow for the three and six months ended June 30, 2018 and 2017. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cautionary Language Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the third fiscal quarter and full year 2018; statements regarding our plans to build out our product suite; and statements regarding our ability to achieve continued success into the future. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our ability to retain existing customers and add new customers, the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships

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with our marketing agency partners; our ability to successfully acquire and integrate companies and assets; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed on May 10, 2018 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$98,426	$87,680
Short-term investments	451,830	416,663
Accounts receivable — net of allowance for doubtful accounts of $931 and $638 at June 30, 2018 and December 31, 2017, respectively	53,496	60,676
Deferred commission expense	15,220	13,343
Restricted cash	5,175	4,757
Prepaid hosting costs	1,568	4,964
Prepaid expenses and other current assets	21,305	14,418

Total current assets	647,020	602,501
Long-term investments	16,375	31,394
Property and equipment, net	49,311	43,294
Capitalized software development costs, net	11,477	8,760
Restricted cash	13,293	—
Other assets	6,183	4,964
Intangible assets	6,212	6,312
Goodwill	14,950	14,950

Total assets	$764,821	$712,175

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,716	$4,657
Accrued compensation costs	14,931	16,329
Other accrued expenses	25,692	20,430
Deferred revenue	151,906	136,880

Total current liabilities	198,245	178,296
Deferred rent, net of current portion	24,219	18,868
Deferred revenue, net of current portion	1,891	2,277
Other long-term liabilities	4,418	3,927
Convertible senior notes	308,409	298,447

Total liabilities	537,182	501,815

Stockholders’ equity:
Common stock	39	38
Additional paid-in capital	542,543	496,461
Accumulated other comprehensive loss	(714)	(57)
Accumulated deficit	(314,229)	(286,082)

Total stockholders’ equity	227,639	210,360

Total liabilities and stockholders’ equity	$764,821	$712,175

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Subscription	$116,566	$84,363	$225,168	$161,866
Professional services and other	6,010	4,730	11,964	9,479

Total revenue	122,576	89,093	237,132	171,345

Cost of revenues:
Subscription	16,964	12,492	32,199	23,901
Professional services and other	7,887	6,099	15,029	11,762

Total cost of revenues	24,851	18,591	47,228	35,663

Gross profit	97,725	70,502	189,904	135,682

Operating expenses:
Research and development	28,485	15,889	54,837	29,259
Sales and marketing	65,281	50,708	125,191	97,380
General and administrative	18,011	14,482	35,252	27,620

Total operating expenses	111,777	81,079	215,280	154,259

Loss from operations	(14,052)	(10,577)	(25,376)	(18,577)

Other expense:
Interest income	2,092	734	3,916	1,037
Interest expense	(5,326)	(2,832)	(10,500)	(2,884)
Other expense	(527)	(97)	(810)	(225)

Total other expense	(3,761)	(2,195)	(7,394)	(2,072)

Loss before income tax (expense) benefit	(17,813)	(12,772)	(32,770)	(20,649)
Income tax (expense) benefit	(412)	3,251	(903)	3,053

Net loss	$(18,225)	$(9,521)	$(33,673)	$(17,596)

Net loss per share, basic and diluted	$(0.48)	$(0.26)	$(0.88)	$(0.48)
Weighted average common shares used in computing basic and diluted net loss per share:	38,350	36,654	38,093	36,431

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Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating Activities:
Net loss	$(18,225)	$(9,521)	$(33,673)	$(17,596)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	5,429	3,648	10,539	6,977
Stock-based compensation	19,675	13,006	35,721	22,309
(Provision) benefit for deferred income taxes	47	(3,517)	47	(3,544)
Amortization of debt discount and issuance costs	5,054	2,683	9,962	2,683
Accretion of bond discount	(1,477)	(132)	(2,641)	(55)
Noncash rent expense	811	1,332	1,605	2,999
Unrealized currency translation	100	(149)	136	(195)
Changes in assets and liabilities
Accounts receivable	(218)	(3,015)	6,645	1,161
Prepaid expenses and other assets	(6,592)	(8,979)	(4,712)	(7,918)
Deferred commission expense	(5,021)	(1,437)	(10,089)	(1,901)
Accounts payable	588	923	754	(327)
Accrued expenses	3,957	6,047	5,631	6,969
Deferred rent	3,954	3,636	3,906	3,602
Deferred revenue	5,419	4,202	16,392	12,655

Net cash and cash equivalents provided by operating activities	13,501	8,727	40,223	27,819

Investing Activities:
Purchases of investments	(155,406)	(288,910)	(366,292)	(305,277)
Maturities of investments	92,300	21,200	348,550	37,060
Purchases of property and equipment	(5,071)	(5,237)	(11,310)	(11,072)
Capitalization of software development costs	(3,190)	(1,730)	(5,806)	(3,340)
Purchases of strategic investments	—	(600)	(250)	(600)

Net cash and cash equivalents used in investing activities	(71,367)	(275,277)	(35,108)	(283,229)

Financing Activities:
Employee taxes paid related to the net share settlement of stock-based awards	(1,701)	(944)	(4,045)	(2,097)
Proceeds related to the issuance of common stock under stock plans	5,499	3,145	11,612	7,485
Repayments of capital lease obligations	(205)	(278)	(417)	(518)
Proceeds of the issuance of convertible notes, net of issuance costs paid $10,755 in 2017	—	389,245	—	389,245
Purchase of note hedge related to convertible notes	—	(78,920)	—	(78,920)
Proceeds from the issuance of warrants related to convertible notes, net of issuance costs of $200 in 2017	—	58,880	—	58,880

Net cash and cash equivalents provided by financing activities	3,593	371,128	7,150	374,075

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,675)	1,418	(998)	1,872

Net increase in cash, cash equivalents, and restricted cash	(55,948)	105,996	11,267	120,537
Cash, cash equivalents and restricted cash, beginning of period	159,999	74,726	92,784	60,185

Cash, cash equivalents and restricted cash, end of period	$104,051	$180,722	$104,051	$180,722

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Reconciliation of non-GAAP operating income and operating margin

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP operating loss	$(14,052)	$(10,577)	$(25,376)	$(18,577)
Stock-based compensation	19,675	13,006	35,721	22,309
Amortization of acquired intangible assets	50	—	100	16
Acquisition related expenses	802	—	1,604	—

Non-GAAP operating income	$6,475	$2,429	$12,049	$3,748

GAAP operating margin	(11.5%)	(11.9%)	(10.7%)	(10.8%)
Non-GAAP operating margin	5.3%	2.7%	5.1%	2.2%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP net loss	$(18,225)	$(9,521)	$(33,673)	$(17,596)
Stock-based compensation	19,675	13,006	35,721	22,309
Amortization of acquired intangibles	50	—	100	16
Acquisition related expenses	802	—	1,604	—
Amortization of debt discount and debt issuance costs	5,054	2,683	9,962	2,683
Deferred income tax benefit from convertible notes and business combination	—	(3,541)	—	(3,541)

Non-GAAP net income	$7,356	$2,627	$13,714	$3,871

Non-GAAP net income per share:
Basic	$0.19	$0.07	$0.36	$0.11
Diluted	$0.18	$0.07	$0.34	$0.10
Shares used in non-GAAP per share calculations
Basic	38,350	36,654	38,093	36,431
Diluted	41,788	39,170	40,892	38,680

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended June 30,
	2018					2017
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$16,964	$7,887	$28,485	$65,281	$18,011	$12,492	$6,099	$15,889	$50,708	$14,482
Stock -based compensation	(317)	(846)	(6,111)	(7,937)	(4,464)	(178)	(666)	(3,461)	(5,113)	(3,588)
Amortization of acquired intangibles	(50)	—	—	—	—	—	—	—	—	—
Acquisition related expenses	—	—	(802)	—	—	—	—	—	—	—

Non-GAAP expense	$16,597	$7,041	$21,572	$57,344	$13,547	$12,314	$5,433	$12,428	$45,595	$10,894

GAAP expense as a percentage of revenue	13.8%	6.4%	23.2%	53.3%	14.7%	14.0%	6.8%	17.8%	56.9%	16.3%
Non-GAAP expense as a percentage of revenue	13.5%	5.7%	17.6%	46.8%	11.1%	13.8%	6.1%	13.9%	51.2%	12.2%

	Six Months Ended June 30,
	2018					2017
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$32,199	$15,029	$54,837	$125,191	$35,252	$23,901	$11,762	$29,259	$97,380	$27,620
Stock -based compensation	(594)	(1,536)	(10,875)	(14,429)	(8,287)	(293)	(1,115)	(5,903)	(8,874)	(6,124)
Amortization of acquired intangibles	(100)	—	—	—	—	(9)	—	—	(7)	—
Acquisition related expenses	—	—	(1,604)	—	—	—	—	—	—	—

Non-GAAP expense	$31,505	$13,493	$42,358	$110,762	$26,965	$23,599	$10,647	$23,356	$88,499	$21,496

GAAP expense as a percentage of revenue	13.6%	6.3%	23.1%	52.8%	14.9%	13.9%	6.9%	17.1%	56.8%	16.1%
Non-GAAP expense as a percentage of revenue	13.3%	5.7%	17.9%	46.7%	11.4%	13.8%	6.2%	13.6%	51.6%	12.5%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP subscription margin	$99,602	$71,871	$192,969	$137,965
Stock -based compensation	317	178	594	293
Amortization of acquired intangible assets	50	—	100	9

Non-GAAP subscription margin	$99,969	$72,049	$193,663	$138,267

GAAP subscription margin percentage	85.4%	85.2%	85.7%	85.2%
Non-GAAP subscription margin percentage	85.8%	85.4%	86.0%	85.4%

Reconciliation of free cash flow

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP net cash and cash equivalents provided by operating activities	$13,501	$8,727	$40,223	$27,819
Purchases of property and equipment	(5,071)	(5,237)	(11,310)	(11,072)
Capitalization of software development costs	(3,190)	(1,730)	(5,806)	(3,340)

Free cash flow	$5,240	$1,760	$23,107	$13,407

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Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude share-based compensation, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for the amortization of debt discount debt issuance costs, and the deferred income tax benefit from convertible notes. We believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.

Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.

Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

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C.

Acquisition related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. We believe that the exclusion of this these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies.

D.

In May 2017, the Company issued $400 million of convertible notes due in 2022 with a coupon interest rate of 0.25%. The imputed interest rate of the convertible senior notes was approximately 6.95%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

E.

The deferred income tax benefit from the convertible notes issued in May 2017 is a non-cash item created by the difference in the carrying amount and tax basis of the convertible notes. This taxable temporary difference resulted in the Company recognizing a $9.4 million deferred tax liability which was recorded as an adjustment to additional paid-in capital on the consolidated balance sheet. The creation of the deferred tax liability is recognized as a component of equity and represents a source of future taxable income which supports the realization of a portion of the income tax benefit associated with the current year loss from operations. The deferred income tax benefit from the convertible notes is a non-cash item that is unique to the issuance of the Company’s convertible notes, and we believe the exclusion of this deferred tax benefit provides for a useful comparison of our operating results to prior periods and to our peer companies. The deferred income tax benefit from

Investor Relations Contact:

Charles MacGlashing

investors@hubspot.com

Media Contact:

Ellie Botelho

ebotelho@hubspot.com

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